UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2023

MOMENTOUS HOLDINGS CORPORATION

(Exact name of registrant as specified in Charter)

Nevada	333-207163	32-0471741
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20 Yungeng Road, Changshan County

Quzhou City, Zhejiang Province

People’s Republic of China

(Address of Principal Executive Offices)

+852 9752 2631

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock	MMNT	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On December 11, 2023, Custodian Ventures, LLC (the “Seller”) and Qiao Future Technology Co., Ltd. (“the Buyer”) entered into a stock purchase agreement (the “Agreement”) pursuant the Buyer acquired 10,000,000 shares of Series A Preferred Stock (the “Preferred Stocks”) of Momentous Holdings Corporation (the “Company”) for a consideration of $275,000.00 from the Seller (the “Transaction”). The Transaction closed on December 28, 2023.

The Preferred Stocks contains a conversion right which the holder may, in its sole discretion, to convert into ten (10) fully paid and nonassessable shares of Common Stock for each share of the Preferred Stock. If the conversion right is exercised by the Buyer, the conversion will result in a change in control of the Company. As of January 8, 2024, the Buyer have not exercised the conversion rights.

The Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Agreement is qualified in their entirety by reference to such exhibit.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Transition, Mr. David Lazar, president, chief executive officer, treasurer, chief financial officer, Secretary and the sole member of the Board of Directors (the “Board”), resigned from all of his positions with the Company and the resignations became effective on December 28, 2023. There was no disagreement between Mr. Lazar and the Company.

On December 29, 2023 the Board of Directors appointed Mr. Chen Yongjin as President, Secretary and Treasurer, and Mr. Pan Zhongjian as Chief Executive Officer of the Company.

Chen Yongjin, aged 45, has over 20 years of experience in enterprise management and financial investment. Mr. Chen is the founder and has been the Partner of D&S Capital since 2014, investing in companies with rapid growth potential. Chen has a master’s degree from Peking University.

Pan Zhongjian, aged 40, a serial entrepreneur with nearly 20 years of experience in enterprise management. Mr. Pan is the founder and has been the CEO of Shanghai Wenjia Industrial Co., Ltd. since 2016, which includes “Xiaoqiao” brand sports and fitness equipment, “Yingqu” brand small appliances, and “Ji’anshi” brand massagers.

Mr. Chen and Mr. Pan do not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 11, 2023,the Company filed an Amended and Restated Articles of Incorporation with the Nevada Secretary of State. The Amended and Restated Articles of Incorporation became effective with the Nevada Secretary of State upon filing.

On October 17, 2023, the Company filed a Certificate of Designation with the Nevada Secretary of State, setting forth the terms, rights, obligations and preferences of the Series A Preferred Stock. The Certificate of Designation became effective with the Nevada Secretary of State upon filing. The information disclosed in the Introductory Note of this Current Report on Form 8-K regarding the terms of the Series A Preferred Stock is incorporated herein by reference.

The Amended and Restated Articles of Incorporation and Certificate of Designation are filed as Exhibit 3.1 and 4.1, respectively, hereto and incorporated herein by reference.

Item 8.01 Other Events

On January 9, 2024, the Company issued a press release announcing the consummation of the Transaction. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation
4.1	Certificate of Designation of Series A Convertible Preferred Stock
10.1	Stock Purchase Agreement by and among the Seller and the Buyer, dated December 11, 2023
99.1	Press Release dated January 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Momentous Holdings Corporation

Date: January 9, 2024	By:	/s/ Pan Zhongjian
Pan Zhongjian
Chief Executive Officer
(Principal Executive Officer)

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